SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 27, 2001

                             TRENDWEST RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         Oregon                       000-22979             93-1004403
(State or other jurisdiction     (Commission File No.)      (IRS Employer
   of incorporation)                                        Identification No.)

                               98052 Willows Road
                            Redmond, Washington 98052
                     (Address of principal executive office)

                                 (425) 498-2500
               (Registrant's telephone number including area code)


Item 5.  Other Events - Stock Split

Shareholders of record as of March 15, 2001 will receive three shares of Trendwest's common stock for every two shares of common stock held. Trendwest's stock will begin trading on a split-adjusted basis on March 29, 2001. Trendwest expects the shares resulting from the split to be distributed by the Company's transfer agent on or about March 28, 2001. The stock split will increase the number of Trendwest common stock outstanding from approximately 16.8 million shares as of December 31, 2000 to approximately 25.2 million shares.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1     Press Release dated February 27, 2001.

                                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TRENDWEST RESORTS, INC.


                                                By:   /s/ Timothy P. O'Neil
                                                      --------------------------
                                                      Timothy P. O'Neil
                                                      Chief Financial Officer